UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

November 27, 2017

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-205310	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 S. 4th Street, Suite 150, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-203-6717

___________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Effective November 27, 2017, Robert Oblon was elected a Director of Sharing Services, Inc. (the “Company”) by unanimous vote of the holders of all issued and outstanding shares of Class B Common Stock of the Company, which pursuant to the Amended and Restated Articles of Incorporation of the Company, are entitled to elect a majority of the members of the Company’s Board of Directors. Mr. Oblon, as the control person of Alchemist Holdings LLC, voted all of its shares of Class B Common Stock in favor of his election to the Board of Directors.  Subsequent thereto, also on November 27, 2017, the Board of Directors elected Mr. Oblon as Chairman of the Board of Directors.  Mr. Oblon’s term as a Director shall be 3 years, until the Company’s Annual Meeting of Stockholders in 2020.

Robert Oblon – Chairman of the Board

Robert Oblon, age 52, has been the visionary architect and Chief Executive Officer of Alchemist Holdings LLC and Four Oceans Holdings, Inc., which is now a wholly owned subsidiary of the Company, for the past 5 years. Throughout his career spanning more than 20 years, Mr. Oblon has been at the forefront of some of today's leading Marketing companies, such as WorldVentures, Your Success Network, and Travopoly Travel. Throughout his career, Robert’s passion has allowed him to lead both product and company initiatives that empower entrepreneurs to achieve their dreams.

The Company believes that Mr. Oblon’s business and operational experiences give him the qualifications and skills to serve as Chairman of the Board of Directors.

Prior to his election as a Director of the Company, Mr. Oblon and/ or Alchemist Holdings, LLC, an entity controlled by Mr. Oblon, has been involved in certain transactions with the Company during its preceding and current fiscal years as follows:

On May 23, 2017, the Company entered into a Share Exchange Agreement and the shareholders of Total Travel Media, Inc., a Nevada corporation (“TTM”).  Pursuant to the terms of the Agreement, the Company acquired all of the shares of capital stock of TTM from the holders of such stock in exchange for the issuance of Ten Million (10,000,000) newly-issued shares of the Company’s Common Class B Stock, par value $0.0001 per share (the “Common Class B Stock”) and (ii) Ten Million (10,000,000) newly-issued shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”).  As a shareholder of TTM, Alchemist received 7,500,000 shares of Common Class B Stock and 7,500,000 shares of Series B Preferred Stock.  For additional information, reference is made to the Company’s Current Reports on Forms 8-K and 8-K/A dated May 23, 2017, which were filed with the Securities and Exchange Commission on May 30, 2017 and September 21, 2017, respectively.

On September 29, 2017, the Company entered into a Share Exchange Agreement with Four Oceans Holdings, Inc., a Nevada corporation (“FOH”).  Pursuant to the terms of the Agreement, the Company acquired all of the shares of capital stock of FOH from the holders of such stock in exchange for the issuance of Seventy-Five Million (75,000,000) newly-issued restricted shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”).  As a shareholder of FOH, Alchemist received 50,000,000 shares of Series A Preferred Stock.  For additional information, reference is made to the Company’s Current Report on

Forms 8-K dated September 29, 2017, which was filed with the Securities and Exchange Commission on October 5, 2017.

During the 4th quarter of the fiscal year ended April 30, 2017 and subsequent thereto through November 26, 2017, the Company has provided funding to Alchemist Holdings LLC and its affiliated entities, including the Company’s now wholly owned subsidiary, Four Oceans Holdings, Inc., totaling approximately $860,000 to complete the buildout and rollout of Four Oceans Explorer and other marketing concepts , all of which are products and services of the Company which have been recently, or soon-to-be, launched to the public.  The Company anticipates that these products/services will generate revenues in the immediate future.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On November 27, 2017, the holders of all shares of the Company’s Class B Common Stock, voting by written consent, elected Robert Oblon as a Director of the Company.  No other actions were taken by such stockholders.  Reference is made to Item 5.02, above, which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2017

SHARING SERVICES, INC.

By: /s/ Robert Oblon

Name: Robert Oblon

Title:   Chairman of the Board